SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             OEI INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           STATE OF DELAWARE                              76-552644
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                    Identification No.)

                         2727 NORTH LOOP WEST, SUITE 400
                              HOUSTON, TEXAS 77009
                    (Address and Principal Executive Offices)


If this form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)(1), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                  Not applicable.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
      -----------------------                ----------------------------------

Common Stock, par value $.001 per share            New York Stock Exchange
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE
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                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock, par value $.001 per share (the "Common Stock"), of OEI International, Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock--Common Stock" in the Prospectus included within the Registration Statement of the Company on Form S-1, as amended, filed with the Securities and Exchange Commission (Registration No. 333-50323), which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         None.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 5, 1998                            OEI INTERNATIONAL, INC.


                                              By: /s/ MICHAEL L. BURROW

                                                      Michael L. Burrow,
                                                CHIEF EXECUTIVE OFFICER AND
                                                 CHAIRMAN OF THE BOARD